Exhibit 99.01

ENERGY TELECOM APPOINTS RBSM LLP AS ITS INDEPENDENT REGISTERED PUBLIC AUDITING FIRM

ST. AUGUSTINE, FL, November 15, 2011 - Energy Telecom, Inc. (OTCBB: ENRG; www.energytele.com) (“Energy Telecom” or the “Company”) today announced that it appointed RBSM LLP as its independent registered public auditing firm, replacing CCR LLP.  RBSM LLP will provide services beginning with the last fiscal quarter of 2011. The Company's decision to change auditors was not due to any disagreement between the Company and its former auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

RBSM LLP, with offices in Washington, New York, and Mumbai, is a member of RBSM Russell Bedford International, an affiliation of accounting firms in over 50 countries in Europe, the Americas, Middle East, Africa, Indian Sub-Continent and Asia-Pacific, and is registered with the Public Company Accounting Oversight Board.

"We’ve entered a period of growth as our products are introduced worldwide, and believe RBSM LLP, with its offices in New York and Washington is the best fit for our Company.  We did not make this decision lightly, as CCR LLP were our auditors for some time.  We thank the professionals at CCR LLP for their efforts on behalf of Energy Telecom and look forward to working with RBSM LLP,” stated Tom Rickards, President of Energy Telecom, Inc.

About Energy Telecom
Energy Telecom holds U.S. and foreign patents allowing for the manufacture, marketing and distribution of the world’s first hands-free, wireless communication eyewear providing quality sound, and noise attenuation. Various models of the eyewear will be worn by police, fire, rescue, military and security personnel, and by those working in bio-hazardous, mining, construction and heavy manufacturing when using VHF and UHF radio communication.  The eyewear will also be worn by those using cellular and smart phones for voice communication, and for listening to high-fidelity streaming stereo.

Statements contained in this news release, other than those identifying historical facts, constitute 'forward-looking statements' within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Safe Harbor provisions as contained in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company's future expectations, including but not limited to revenues and earnings, technology efficacy, strategies and plans, are subject to safe harbors protection. Actual company results and performance may be materially different from any future results, performance, strategies, plans, or achievements that may be expressed or implied by any such forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements.

For more information contact:

Tom Rickards
Energy Telecom, Inc.
904.819.8995
corporate@energytele.com